UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                  Amendment No. 1 to Current Report on Form 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  March 4, 1998
                        (Date of Earliest Event reported)


                            SHERIDAN HEALTHCARE, INC.
               (Exact name of registrant as specified in charter)


           Delaware                  0-26806                  04-3252967
       (State or other        (Commission File Number)  (IRS Employer ID Number)
jurisdiction of incorporation

                              4651 Sheridan Street
                                    Suite 400
                            Hollywood, Florida 33021
           (Address of principal executive office, including zip code)


                                  954/987-5822
              (Registrant's telephone number, including area code)

                       There are 17 pages in this Report.
                      There are no exhibits to this Report.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Businesses Acquired:
                                                                                               Page

              Michael Cavenee, M.D., P.A., and Kenneth Trimmer, M.D., P.A.
              Report of Independent Certified Public Accountants........................         3
              Combined Balance Sheet as of December 31, 1997............................         4
              Combined Statement of Operations for the Year Ended
                  December 31, 1997.....................................................         5
              Combined Statement of Stockholders' Equity
                  for the Year Ended December 31, 1997..................................         6
              Combined Statement of Cash Flows for the Year Ended
                  December 31, 1997.....................................................         7
              Notes to Combined Financial Statements....................................       8-11

         (b)  Pro Forma Financial Information:

              Introduction to Unaudited Pro Forma Consolidated Financial Statements.....        12
              Unaudited Pro Forma Consolidated Balance Sheet
                  as of December 31, 1997...............................................        13
              Notes to Unaudited Pro Forma Consolidated Balance Sheet...................        14
              Unaudited Pro Forma Consolidated Statement of Operations for the
                  year ended December 31, 1997..........................................        15
              Notes to Unaudited Pro Forma Consolidated Statement of Operations.........        16

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholders of Michael Cavenee, M.D., P.A.
    and Kenneth Trimmer, M.D., P.A.:

We have audited the accompanying combined balance sheet of Michael Cavenee, M.D., P.A. (a Texas professional corporation) and Kenneth Trimmer, M.D., P.A. (a Texas professional corporation) as of December 31, 1997, and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Michael Cavenee, M.D., P.A. and Kenneth Trimmer, M.D., P.A. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP



Miami, Florida,
    March 25, 1998.



                                          MICHAEL CAVENEE, M.D., P.A. AND

                                            KENNETH TRIMMER, M.D., P.A.



                                              COMBINED BALANCE SHEET

                                                 DECEMBER 31, 1997



                                                       ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                                                       $      74,396
    Accounts receivable, net of allowance for uncollectible
        accounts of $92,954                                                                               522,403
    Other receivables                                                                                       3,773
    Other current assets                                                                                   11,500
                                                                                                    -------------
                  Total current assets                                                                    612,072

PROPERTY AND EQUIPMENT, net                                                                                70,693
                                                                                                    -------------

                  Total assets                                                                      $     682,765
                                                                                                    =============

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                                                $     234,743
    Accrued liabilities                                                                                   109,575
    Current portion of long-term debt                                                                      27,398
                                                                                                    -------------
                  Total current liabilities                                                               371,716
                                                                                                    -------------

LONG-TERM DEBT, net of current portion                                                                     27,416
                                                                                                    -------------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
    Common stock, MC-M.D., $0.10 par value;  100,000 shares authorized;
        1,000 shares issued and outstanding                                                                   100
    Common stock, KT-M.D., $0.10 par value;  100,000 shares authorized;
        1,000 shares issued and outstanding                                                                   100
    Additional paid-in capital                                                                              1,800
    Retained earnings                                                                                     281,633
                                                                                                    -------------
                  Total stockholders' equity                                                              283,633
                                                                                                    -------------

                  Total liabilities and stockholders' equity                                        $     682,765
                                                                                                    =============


                            The  accompanying   notes  to   combined   financial
                                 statements   are  an  integral   part  of  this
                                 combined balance sheet.



                                          MICHAEL CAVENEE, M.D., P.A. AND

                                            KENNETH TRIMMER, M.D., P.A.



                                         COMBINED STATEMENT OF OPERATIONS

                                       FOR THE YEAR ENDED DECEMBER 31, 1997



NET PATIENT SERVICE REVENUE                                                                         $   4,345,533
                                                                                                    -------------

OPERATING COSTS AND EXPENSES:
    Salaries and benefits                                                                               2,001,029
    Laboratory, drugs and medical supplies                                                                295,806
    General and administrative                                                                            482,645
    Provision for bad debts                                                                                 9,736
    Depreciation                                                                                           69,949
    Amortization                                                                                            5,297
                                                                                                    -------------
             Total operating costs and expenses                                                         2,864,462
                                                                                                    -------------
             Operating income                                                                           1,481,071

OTHER INCOME (EXPENSE)                                                                                     (8,194)
                                                                                                    -------------
             Income before pro forma tax provision                                                      1,472,877

PRO FORMA TAX PROVISION (Note 3)                                                                          574,422
                                                                                                    -------------
             Pro forma net income                                                                   $     898,455
                                                                                                    =============


















                            The    accompanying   notes  to  combined  financial
                                   statements are an integral part of this combined statement.


                                                                          MICHAEL CAVENEE, M.D., P.A. AND
                                                                          -------------------------------

                                                                            KENNETH TRIMMER, M.D., P.A.
                                                                            ---------------------------



                                                                     COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                                                                     ------------------------------------------

                                                                       FOR THE YEAR ENDED DECEMBER 31, 1997
                                                                       ------------------------------------



                                      MC-M.D.                     KT-M.D.              Additional
                                   Common Stock                 Common Stock             Paid-In         Retained
                             --------------------------    -------------------------
                                Shares         Amount         Shares        Amount         Capital         Earnings           Total
                             ------------   ------------   ------------  ------------   ------------   --------------   ------------
BALANCE, December 31, 1996       1,000        $ 100            1,000        $ 100         $ 1,800        $ 322,725      $   324,725

   Distributions to
   Stockholders                   -            -               -            -              -            (1,513,969)      (1,513,969)


   Income before pro
   forma tax provision            -            -               -            -              -             1,472,877        1,472,877
                             ------------   -----------    ------------  ------------   ------------   ------------     -----------

BALANCE, December 31, 1997       1,000        $ 100            1,000        $ 100         $ 1,800        $ 281,633        $ 283,633
                             ============   ===========    ============  ============   ============   =============    ===========







           The accompanying notes to combined financial statements are an integral part of this combined statement.



                         MICHAEL CAVENEE, M.D., P.A. AND
                         -------------------------------

                           KENNETH TRIMMER, M.D., P.A.
                           ---------------------------



                        COMBINED STATEMENT OF CASH FLOWS
                        --------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------




CASH FLOWS FROM OPERATING ACTIVITIES:
    Income before pro forma tax provision                                                           $   1,472,877
    Adjustments to reconcile net income before pro forma tax
       provision to net cash provided by operating activities-
         Depreciation                                                                                      69,949
         Amortization                                                                                       5,297
         Provision for bad debts                                                                            9,736
         Changes in assets and liabilities:
             Accounts receivable and other                                                                (67,600)
             Other current assets                                                                           3,941
             Accounts payable                                                                              54,204
             Accrued liabilities                                                                          (18,059)
                                                                                                    -------------
                  Net cash provided by operating activities                                             1,530,345
                                                                                                    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                                  (27,318)
                                                                                                    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on long-term debt                                                                            (97,964)
    Proceeds from long-term debt                                                                            2,659
    Distributions to stockholders                                                                      (1,513,969)
                                                                                                    -------------
                  Net cash used in financing activities                                                (1,609,274)
                                                                                                    -------------
                  Net decrease in cash and cash equivalents                                              (106,247)

CASH AND CASH EQUIVALENTS, beginning of year                                                              180,643
                                                                                                    -------------

CASH AND CASH EQUIVALENTS, end of year                                                              $      74,396
                                                                                                    =============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:
    Interest paid                                                                                   $       7,817
                                                                                                    =============

    Capital expenditures financed with long-term debt                                               $      22,950
                                                                                                    =============






           The accompanying notes to combined financial statements are an integral part of this combined statement.

                         MICHAEL CAVENEE, M.D., P.A. AND
                         -------------------------------



                           KENNETH TRIMMER, M.D., P.A.
                           ---------------------------



                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------

                                DECEMBER 31, 1997
                                -----------------



1.  SIGNIFICANT ACCOUNTING POLICIES:
    --------------------------------

       a.  Operations-
           -----------

Michael Cavenee, M.D., P.A. ("MC-M.D.", a Texas professional corporation) and Kenneth Trimmer, M.D., P.A. ("KT-M.D.", a Texas professional corporation) (collectively the "Companies") provide diagnostic, laboratory and surgical procedures, consultations, medical management and delivery services to women with high risk and/or complicated pregnancies, usually on a referral basis. The Companies operate two main offices in the greater Dallas, Texas area.

       b.  Principles of Consolidation-
           ----------------------------

The accompanying combined financial statements include the financial statements of the Companies and their collectively wholly-owned subsidiary, North Texas Perinatal Associates, a Texas general partnership. All significant intercompany amounts and transactions have been eliminated.

       c.  Cash and Cash Equivalents-
           --------------------------

The Companies consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. Included in the cash and cash equivalents balance at December 31, 1997, are interest-bearing accounts of $4,844.

       d.  Accounts Receivable and Revenues-
           ---------------------------------

The Companies derive substantially all of their revenues from various third-party payors including the Medicaid program, health maintenance organizations, commercial insurers and others. The amount of the payments received from such third-party payors is dependent upon mandated payment rates in the case of the Medicaid program, and negotiated payment rates in the case of other third-party payors, as well as the specific benefits included in each patient's applicable health care coverage. The Companies record their revenues net of an allowance for contractual adjustments which represents the difference between billed charges and expected collections from third-party payors. Accordingly, net revenue and accounts receivable are reflected in the combined financial statements net of contractual allowances.

       e.  Property and Equipment-
           -----------------------

Property and equipment are stated at cost less accumulated depreciation. Property and equipment are depreciated using straight-line and accelerated methods over the estimated useful lives of the assets. Maintenance and repairs are charged to expense when incurred and improvements are capitalized. Upon the sale or retirement of assets, the cost and accumulated depreciation are removed from the balance sheet and any gain or loss is recognized currently.

       f.  Use of Estimates-
           -----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       g.  Fair Value of Financial Instruments-
           ------------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and debt, are reflected in the accompanying combined financial statements at cost which approximates fair value.

2.  PROPERTY AND EQUIPMENT:
    -----------------------

Property and equipment consists of the following at December 31, 1997:

                                                       Useful Lives      Amount
                                                    ----------------  ---------
              Medical equipment                       5 - 7 years     $ 359,674
              Furniture and fixtures                  5 - 7 years       141,295
              Leasehold improvements                 Life of lease      108,386
                                                                      ---------

                                                                        609,355
              Less- accumulated depreciation                           (538,662)
                                                                      ---------

                                                                      $  70,693
                                                                      =========

3.  INCOME TAXES:
    -------------

MC-M.D. and KT-M.D. are S Corporation's. Accordingly, the results of their operations flow through to the stockholders' individual tax returns.

The pro forma tax provision reflects income taxes at an overall effective rate of 39% as if the Companies had been C Corporations.

4. LONG-TERM DEBT:
   ---------------

Long-term debt consists of the following at December 31, 1997:

                                                                                              Amount
                                                                                         ---------------

      Unsecured  note  payable  to  Columbia  Medical  Center  of Plano  Bearing interest at 8.00%; monthly principal and interest payments of
      $508 due through May 3, 2002                                                          $     22,950

      Unsecured note payable to Presbyterian Hospital of Dallas bearing interest at 8.50%; monthly principal and interest payments of $2,055
      due through April 1, 1999                                                                   31,864
                                                                                            ------------
                                                                                                  54,814
                      Less - current portion                                                     (27,398)
                                                                                            ------------
                                                                                            $     27,416
                                                                                            ============

Following is a summary of annual maturities of long-term debt:

       Year                  Amount
       ----                ------------
       1998                $     27,398
       1999                      13,948
       2000                       5,286
       2001                       5,688
       2002                       2,494
                           ------------
                           $     54,814
                           ============

5.  COMMITMENTS AND CONTINGENCIES:
    ------------------------------

         a.  Insurance-
             ----------

Each physician employed by the Companies maintains insurance coverage under a claims-made policy for their professional malpractice claims. Such insurance provides for coverage to the extent individual claims do not exceed $1,000,000 per incident and $3,000,000 in the aggregate per year. The Companies have recorded an estimated liability related to claims incurred but not reported for approximately $51,400 as of December 31, 1997, which is included as a component of accrued liabilities in the accompanying combined balance sheet.

Due to the nature of their business, the Companies may from time to time become involved as a defendant in medical malpractice lawsuits and are subject to the attendant risk of substantial damage awards. The Companies maintain insurance in amounts deemed appropriate by management, based upon the nature and risks of their business. There can be no assurance, however, that a future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any such claim or claims or that such coverage will continue to be available with sufficient limits and at a reasonable cost to adequately and economically insure the Companies' operations in the future. A judgment against the Companies in excess of such coverage could have a material adverse effect on the Companies.

         b.  Lease Commitments-
             ------------------

The Companies lease medical office facilities and certain office equipment under various operating leases. Rental expense under operating leases was approximately $128,000 for the year ended December 31, 1997 and is included in general and administrative expense in the accompanying combined statement of operations.

Future annual minimum payments under operating leases are as follows:

      Year               Amount
      ----             ------------
      1998             $    123,471
      1999                   94,893
      2000                   68,248
      2001                   26,400
                       ------------
                       $    313,012
                       ============

         c.  Government Regulation-
             ----------------------

The healthcare industry is highly regulated and there can be no assurance that the regulatory environment in which the Companies operate will not change significantly and adversely in the future. In general, regulation of healthcare providers and companies is increasing.

Federal and state laws regulate the healthcare industry, the relationship between practice management companies, and the relationship among physicians and other providers of healthcare services.

Several laws, including fee-splitting, anti-kickback laws and prohibition of the corporate practice of medicine, have civil and criminal penalties and have been subject to limited judicial and regulatory interpretation. They are enforced by regulatory agencies vested with broad discretion interpreting them. The Companies agreements and business activities have not been examined by federal and state authorities under these laws and regulations. Although the Companies believe that their operations are conducted so as to comply with all of the applicable laws, there can be no assurance such operations will not be challenged as in violation of one or more of such laws.

There have been numerous initiatives at the federal and state levels for comprehensive reforms affecting the availability of, and payment for, healthcare. The Companies believe that such initiatives will continue during the foreseeable future. Certain reforms previously proposed could, if adopted, have a material effect on the Companies.

         d.  Subsequent Sale of the Companies-
             ---------------------------------

On March 4, 1998, an agreement was entered into between Sheridan Healthcare, Inc. ("Sheridan") and the Companies whereby Sheridan purchased options to acquire the Companies. Concurrent with the acquisition of the options, Sheridan entered into long-term management agreements with the Companies.

                                 INTRODUCTION TO
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


GENERAL

        The following unaudited pro forma consolidated balance sheet as of December 31, 1997 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 reflect adjustments to the Company's historical financial position and results of operations to give effect to the transactions discussed below as if such transactions had been consummated at December 31, 1997, in the case of the balance sheet, and at January 1, 1997, in the case of the statement of operations. The accompanying unaudited pro forma consolidated financial statements should be read in connection with the consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

        The unaudited pro forma consolidated financial statements have been prepared by the Company based, in part, on the audited financial statements of the businesses acquired as required under the Securities Exchange Act of 1934, which financial statements are included in this Form 8-K/A. These unaudited pro forma consolidated financial statements are not intended to be indicative of the results that would have occurred if the transactions had occurred on the dates indicated or which may be realized in the future.

ACQUISITIONS COMPLETED IN 1998

        On March 5, 1998, Sheridan Healthcorp, Inc., a wholly-owned subsidiary of the Company, entered into a long-term management services agreement with Michael Cavenee, M.D., P.A. ("Cavenee") and Kenneth Trimmer, M.D., P.A. ("Trimmer", and together with "Cavenee", "Perinatology").

        In addition, the Company acquired options to purchase at any time the stock of Cavenee and Trimmer at a specified exercise price. The aggregate consideration paid for the options was approximately $4.0 million in cash and 885,000 shares of the Company's common stock. As a result of these transactions, which have been accounted for as purchases, goodwill of approximately $16.9 million was recorded. This goodwill is being amortized over 25 years. The terms of the long-term management services agreements between the Company and Perinatology meet the requirement of EITF Issue 97-2, "Application of Physician Entities", for demonstrating a controlling financial interest by the Company. Accordingly, the operations of perinatology should be consolidated with the operations of the Company. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 includes the operating results of Perinatology for the year ended December 31, 1997.


                            SHERIDAN HEALTHCARE, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                December 31, 1997
                                 (in thousands)


                                                                                          Acquisition
                                                                   Actual    Perinatology Adjustments    Pro Forma
                                                                -----------  -----------  -----------   -----------
ASSETS
Current assets:

   Cash and cash equivalents..................................  $       427  $        74  $       ---   $       501
   Accounts receivable, net...................................       21,588          522          ---        22,110
   Income tax refund receivables..............................        1,280          ---          ---         1,280
   Deferred income taxes......................................        1,417          ---          ---         1,417
   Other current assets.......................................        2,814           16          ---         2,830
                                                                -----------  -----------  -----------   -----------
     Total current assets.....................................       27,526          612          ---        28,138
Property and equipment, net...................................        3,538           71          ---         3,609
Goodwill, net.................................................       54,168          ---       16,855 (1)    71,023
Intangible assets, net........................................        1,803          ---            2 (1)     1,805
                                                                -----------  -----------  -----------   -----------
     Total assets.............................................       87,035          683       16,857       104,575
                                                                ===========  ===========  ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable...........................................          591          235          ---           826
   Amounts due for acquisitions...............................          527          ---          ---           527
   Accrued salaries and benefits..............................        2,686          ---          ---         2,686
   Self-insurance accruals....................................        3,973           51          ---         4,024
   Refunds payable............................................        2,674          ---          ---         2,674
   Accrued lease obligations..................................          338          ---          ---           338
   Accrued physician incentives...............................          744          ---          ---           744
   Other accrued expenses.....................................        1,897           59          ---         1,956
   Current portion of long-term debt..........................          446           27          ---           473
                                                                -----------  -----------  -----------   -----------
     Total current liabilities................................       13,876          372          ---        14,248
Long-term debt, net of current portion........................       29,833           27        3,977 (2)    33,837
Amounts due for acquisitions..................................        1,976           ---         ---         1,976
Stockholder's equity:
   Preferred stock............................................          ---           ---         ---           ---
   Common stock:
      Voting..................................................           66           ---           1            67
      Class A non-voting......................................            3           ---         ---             3
   Additional paid-in capital.................................       61,352             2      13,163 (3)    74,515
                                                                                                   (2)(4)
   Excess purchase price distributed
      to management stockholders..............................       (7,541)          ---         ---       (7,541)
   Accumulated deficit........................................      (12,530)          282        (282)(4)  (12,530)
                                                                -----------  ------------ -----------    ----------
      Total stockholders' equity..............................       41,350           284      12,880        54,514
                                                                -----------  ------------ -----------   -----------
      Total liabilities and stockholder's equity..............  $    87,035  $        683 $    16,857   $   104,575
                                                                ===========  ============ ===========   ===========






                             See accompanying notes.

                            SHERIDAN HEALTHCARE, INC.
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997


The acquisition adjustments reflected on the unaudited pro forma consolidated balance sheet are as follows:

(1) Represents the goodwill and intangible assets that would have been recorded if the acquisition of Perinatology completed in 1998 had occurred on December 31, 1997 as follows, (in thousands):

         Aggregate purchase price............................................................  $    17,141
         Net assets acquired:
            Working capital..................................................................          267
            Property and equipment...........................................................           71
            Intangible assets................................................................            2
            Long-term debt...................................................................          (54)
                                                                                               -----------
              Net assets acquired............................................................          286
                                                                                               -----------
            Goodwill related to the acquisitions.............................................  $    16,855
                                                                                               ===========


(2) Represents the long-term debt incurred to finance the cash portion of the purchase price of the acquisition of Perinatology completed in 1998.

(3) Represents the market value, as of March 4, 1998, of approximately 885,000 shares of the Company's common stock issued in connection with the acquisition of Perinatology.

(4)   Represents the elimination of the equity accounts of Perinatology.





                            SHERIDAN HEALTHCARE, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                           Acquisition
                                                                   Actual    Perinatology  Adjustments   Pro Forma
                                                                -----------  -----------  -----------   -----------

Net revenue...................................................  $    98,616  $     4,346  $       ---   $   102,962
Operating expenses:
   Direct facility expenses...................................       68,919        2,780       (1,061)(1)    70,638
   Provision for bad debts....................................        4,066           10          ---         4,076
   Salaries and benefits......................................        7,424          ---          ---         7,424
   General and administrative.................................        4,900          ---          ---         4,900
   Amortization...............................................        2,096            5          675(2)      2,776
   Depreciation...............................................          689           70          ---           759
                                                                -----------  -----------  -----------   -----------
     Total operating expenses.................................       88,094        2,865         (386)       90,573
                                                                -----------  -----------  -----------   -----------
Operating income..............................................       10,522        1,481          386        12,389
Interest expense, net.........................................        2,461            8          308(3)      2,777
                                                                -----------  -----------  -----------    ----------
Income before income taxes....................................        8,061        1,473           78         9,612
Income tax expense (benefit)..................................        2,894          574           31(4)      3,499
                                                                -----------  -----------  -----------    ----------
Net income (loss).............................................  $     5,167  $       899  $        47    $    6,113
                                                                ===========  ===========  ===========    ==========

Net income (loss) per share
     Basic....................................................  $      0.77                             $      0.80
     Diluted..................................................  $      0.73                             $      0.77
Weighted average share of common stock
   and common stock equivalents outstanding
      Basic...................................................        6,722           ---         885(5)      7,607
      Diluted.................................................        7,035           ---         885(5)      7,920







                             See accompanying notes.

                            SHERIDAN HEALTHCARE, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1997


The acquisition adjustments reflected on the unaudited pro forma consolidated statement of operations are as follows:

(1) Represents the difference between the contracted physician compensation rates that are effective post-acquisition and actual physician compensation expense recorded by Perinatology.

(2) Represents amortization of the goodwill and intangibles resulting from the acquisition of Perinatology as follows, (in thousands):

                                                                     Asset        Amortizeable         Annual
                                                                    Amount            Life          Amortization
                                                                --------------    ------------      ------------
         Goodwill...........................................    $       16,855         25 years    $          674
         Intangible assets..................................    $            2          5 years    $            1
                                                                                                   --------------
            Total amortization..............................                                       $          675
                                                                                                   ==============

(3) Represents interest expense on the funds borrowed for the acquisition of Perinatology.

(4) Represents income tax expense on the net earnings of Perinatology as adjusted for items in Notes (1) through (3).

(5) Represents shares of the Company's common stock issued in connection with the acquisition of Perinatology.

                                   SIGNATURES
                                   ----------



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           Sheridan Healthcare, Inc.
                                                 (Registrant)



Date:  April 16,1998                 By:  /s/Mitchell Eisenberg
                                          --------------------------------------
                                           Mitchell Eisenberg, M.D.
                                           President and Chief Executive Officer